                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 31, 2000


                               LAUNCH MEDIA, INC.
             (Exact name of registrant as specified in its charter)

-------------------------------  ------------------------  ---------------------------------
           Delaware                      000-25273                    95-4463753
(State or other jurisdiction of  (Commission File Number)  (IRS Employer Identification No.)
        incorporation)
-------------------------------  ------------------------  ---------------------------------

--------------------------------------------------------------------------------
                            2700 Pennsylvania Avenue
                         Santa Monica, California 90404
               (Address of principal executive offices) (Zip Code)
--------------------------------------------------------------------------------

       Registrant's telephone number, including area code: (310) 526-4300




          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 31, 2000, Launch Media, Inc. ("Launch") completed an acquisition pursuant to which C.C.R.L., LLC, a California limited liability company ("C.C.R.L."), became a wholly owned subsidiary of Launch. C.C.R.L. owns and operates The Warped Tour, a summer concert series featuring rock performances and extreme athletics demonstrations. Launch made certain cash payments and issued approximately 788,474 shares of its Common Stock in exchange for all outstanding membership interests of C.C.R.L., based upon the negotiated value of C.C.R.L., as adjusted by specified liabilities of C.C.R.L., and upon an average Launch closing stock price of $6.98 over a trading period defined in the agreement governing the acquisition. The terms of the acquisition also include contingent future payments to the sellers based on performance targets set for the operations of The Warped Tour. Launch intends to continue the operations of The Warped Tour as a part of Launch. A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Item 7 to the Registrant's Current Report on Form 8-K filed on September 14, 2000 is amended to read in its entirety as follows:

          (a)     Financial statements of C.C.R.L., LLC

          (b)     Pro forma financial information.

          (c)     Exhibits.


Exhibit No.       Description
-----------       -----------

23                Consent of PricewaterhouseCoopers LLP

2 Membership Interest Purchase Agreement dated as of June 12, 2000 by and among Launch, C.C.R.L., Creative Artists Agency, LLC, Codikow & Carroll, P.C., 4 Fini, Inc. and Vans, Inc. (incorporated by reference from Launch's Form 8-K filed on September 14, 2000 with the Securities and Exchange Commission).

99 Press release dated September 7, 2000 announcing the completion of the acquisition (incorporated by reference from Launch's Form 8-K filed on September 14, 2000 with the Securities and Exchange Commission).

Item 7(a) Financial Statements of C.C.R.L., LLC:





                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
C.C.R.L., LLC

     In our opinion, the accompanying balance sheet and the related statements of operations and membership interests and cash flows present fairly, in all material respects, the financial position of C.C.R.L., LLC (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                          /s/ PricewaterhouseCoopers LLP



Woodland Hills, California
October 20, 2000

                                  C.C.R.L., LLC

                                  BALANCE SHEET
                                DECEMBER 31, 1999

                                 (in thousands)



ASSETS:
Current assets:
  Cash                                                                      $132
  Accounts receivable, net                                                   132
  Prepaid and other current assets                                            11
                                                                            ----

          Total assets                                                      $275
                                                                            ====


             LIABILITIES AND MEMBERSHIP INTERESTS:

Current liabilities:
  Accounts payable                                                          $109
                                                                            ----
          Total current liabilities                                          109

Membership interests                                                         166
                                                                            ----

          Total liabilities and membership interests                        $275
                                                                            ====




   The accompanying notes are an integral part of these financial statements.

                                  C.C.R.L., LLC

                STATEMENT OF OPERATIONS AND MEMBERSHIP INTERESTS

                                 (in thousands)



                                                      For The Year
                                                         Ended              For The Nine Months
                                                      December 31,          Ended September 30,
                                                                          ----------------------
                                                          1999            1999              2000
                                                          ----            ----              ----
                                                                               (unaudited)

Net revenues
       Advertising and sponsorships                       $2,751          $2,222          $2,079
       Tour tickets and other                              4,045           3,531           4,913
                                                      -------------------------------------------

       Total revenues                                      6,796           5,753           6,992

Operating expenses
       Cost of tour operations                             4,933           4,622           5,321
       Sales and marketing                                   305             260             816
       General and administrative                            346             283             233
                                                      -------------------------------------------

       Income from operations                              1,212             588             622
Interest income                                                5               2               1
                                                      -------------------------------------------

       Income before provision for income taxes            1,217             590             623
Provision for income taxes                                    46               -              12
                                                      -------------------------------------------

       Net income                                          1,171             590             611

Membership interests, beginning of the year                  145             145             166

Distributions to Members                                 (1,150)           (205)           (105)
                                                      -------------------------------------------

Membership interests, end of the period                    $166            $530            $672
                                                      ===========================================




   The accompanying notes are an integral part of these financial statements.

                                  C.C.R.L., LLC

                             STATEMENT OF CASH FLOWS

                                 (in thousands)



                                                           For The Year
                                                               Ended           For The Nine Months
                                                            December 31,       Ended September 30,
                                                                               -------------------
                                                               1999            1999           2000
                                                               ----            ----           ----
                                                                                   (unaudited)
Cash flows from operating activities
Net income                                                 $ 1,171           $ 590           $ 611
Adjustments to reconcile net income to
net cash provided by operating activities:
Allowance for bad debts                                          -               -             100
Changes in operating assets and liabilities:
Accounts receivable                                           (91)             228           (250)
Due from Launch Media, Inc.                                      -               -           (340)
Other assets                                                   112               -            (24)
Accounts payable                                                37            (23)            (93)
Deferred revenue                                             (150)               -               -
                                                          ----------------------------------------

Net cash provided by operating activities                    1,079             795               4
                                                          ----------------------------------------

Cash flows from financing activities
Distributions to Members                                   (1,150)           (205)           (105)

                                                          ----------------------------------------
Net cash used by financing activities                      (1,150)           (205)           (105)
                                                          ----------------------------------------

(Decrease) increase in cash                                   (71)            590            (101)

Cash beginning of the year                                    203             203             132

                                                          ----------------------------------------
Cash at the end of the period                               $ 132           $ 793            $ 31
                                                          ========================================


Supplementary disclosure of cash flow information: Cash paid during the period for:
     Income taxes                                            $46             $ -              $12
     Interest                                                $ -             $ -              $ -




   The accompanying notes are an integral part of these financial statements.

                                  C.C.R.L., LLC

                          NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND ACQUISITION:

     C.C.R.L., LLC ("the Company") is a California limited liability corporation and owns and operates The Warped Tour, a summer concert series featuring rock performances and extreme athletics demonstrations. On August 31, 2000, Launch Media, Inc. ("Launch") completed the acquisition of the Company, which became a wholly-owned subsidiary of Launch. In connection with the transaction, Launch issued 788,474 shares of its common stock with an estimated fair value of $5.5 million and cash payments of $2.0 million in exchange for all of the outstanding membership interests of the Company. In addition, the terms of the acquisition also included contingent future purchase payments to the sellers in either stock or cash, aggregating an amount not to exceed $23.5 million, based on annual and cumulative performance targets set for the operations of the Company over the next five years.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

UNAUDITED INTERIM FINANCIAL INFORMATION

        The unaudited interim financial statements of the Company for the nine months ended September 30, 1999 and 2000, included herein have been prepared in accordance with the instructions for Form 10-Q under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements.

        In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the results of the Company's operations and its cash flows for the nine months ended September 30, 1999 and 2000. The results for the nine months ended September 30, 2000 are not necessarily indicative of the expected results for the full fiscal year or any future period.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company's revenues have been derived primarily from the sale of advertising and sponsorships and ticket and other sales. Revenues for advertising and sponsorships during the Warped Tour are recognized ratably over the sponsorship term based on the number of shows. The Warped Tour typically runs from late June through early September of each year. Ticket and other sales are recognized upon completion of each tour date.

     Advance payments for advertising and sponsorships are deferred and recognized over the term of the related sponsorship.

CASH

     The Company considers all highly liquid investments with an initial maturity of three months or less to be cash. The Company maintains its cash accounts in various financial institutions and, at times, these deposits may be in excess of the federally insured limit.

                                  C.C.R.L., LLC

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments, including cash, accounts receivable and accounts payable are carried at cost, which approximates fair market value because of the short-term maturity of these instruments.

WEB SITE

     Costs incurred by the Company to enhance, manage, monitor and operate the Company's Web site are expensed as incurred.

ADVERTISING

     Advertising costs are expensed as incurred.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

     The Company sells sponsorships and advertising to major advertising agencies representing their clients and directly to large, well established, companies.

     The Company's customers are concentrated in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. Estimated credit losses have been provided for in the financial statements and, to date, have generally been within management's expectations.

INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

3. RELATED PARTY TRANSACTIONS:

Payments to Members for services performed during the year ended December 31, 1999 were $450,000.

4. INCOME TAXES:

     The provision for income taxes for 1999 represents primarily payments to foreign tax jurisdictions for tour shows which were performed in foreign countries during the year ended December 31, 1999. Other federal and state income tax liabilities are the responsibility of the individual members of the Company and, accordingly, are not reflected in the Company's financial statements.

5. CONTINGENCIES

     In the normal course of business, the Company, from time to time, is a defendant in certain litigation, claims and inquiries. While it is not feasible to predict the outcomes of these matters, the Company is not presently aware of nor expects that any sum it may be required to pay in connection with these matters would have a material effect on its financial position or results of operations.

6. CAPITALIZATION AND SUBSEQUENT EVENT:

     The Company had four members, which owned the Company's membership interests. On August 31, 2000, Launch Media, Inc. ("Launch") completed the acquisition of the Company, which became a wholly-owned subsidiary of Launch. In connection with the transaction, Launch issued 788,474 shares of its common stock with an estimated fair value of $5.5 million and cash payments of $2.0 million in exchange for all of the outstanding membership interests of the Company. In addition, the terms of the acquisition also included contingent future purchase payments to the members in either stock or cash, aggregating an amount not to exceed $23.5 million, based on annual and cumulative performance targets set for the operations of the Company over the next five years.

Item 7(b) Pro Forma Financial Information

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION - OVERVIEW

Acquisition of The Warped Tour

         On August 31, 2000, Launch Media, Inc. ("Launch") acquired C.C.R.L., LLC, a California limited liability company ("the Company" or "The Warped Tour"), which became a wholly owned subsidiary of Launch. The Warped Tour is a summer concert series featuring rock performances and extreme athletics demonstrations. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date.


         Launch made certain cash payments and issued 788,474 shares of its common stock in exchange for all outstanding membership interests of C.C.R.L., based upon the negotiated value of the Company, as adjusted by specified liabilities of the Company, and upon an average Launch closing stock price of $6.98 over a trading period defined in the agreement governing the acquisition. The terms of the acquisition also include contingent future purchase payments to the sellers in either stock or cash, aggregating an amount not to exceed $23.5 million, based on annual and cumulative performance targets set for the operations of the Warped Tour over the next five years.


         The total purchase price of approximately $7.8 million is comprised of 788,474 shares of the Company's common stock with an estimated fair value of approximately $5.5 million, a cash payment of $2.0 million and transaction costs of approximately $250,000. For purposes of this pro forma combined financial information, the excess purchase price over net tangible assets acquired is estimated, on a preliminary basis, to be approximately $7.5 million and is being amortized over an estimated useful life of 5 years.

         The acquisition has been structured as a tax free exchange of stock; therefore, the differences between the recognized fair values of acquired assets, including intangible assets, and their historical tax bases are not deductible for tax purposes.

         The following unaudited pro forma combined statements of operations give effect to this acquisition as if it had occurred on January 1, 1999, by combining the results of operations of The Warped Tour with the results of operations of Launch for year ended December 31, 1999 and the nine months ended September 30, 2000.

         The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

         The historical financial statements of Launch are included in its 1999 Form 10-K and its Form 10-Q for the quarter ended September 30, 2000. The historical financial statements of The Warped Tour are included elsewhere in this Form 8-K/A and the unaudited pro forma combined financial information presented herein should be read in conjunction with those financial statements and related notes.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   (unaudited)
                      For The Year Ended December 31, 1999
                    (in thousands, except per share amounts)



                                                 Launch          The Warped                          Pro
                                               Media, Inc.          Tour      Adjustments           Forma
                                               -----------       ----------   -----------           -----
Net revenues
     Advertising & transaction fees                  $8,959        $2,751                         $11,710
     Content licensing                                5,442             -                           5,442
     Warped Tour tickets & other                                    4,045                           4,045
     Subscription & other                             2,225             -                           2,225
                                             -----------------------------                   -------------
                                                     16,626         6,796                          23,422

Operating expenses
     Cost of revenues                                 3,493             -                           3,493
     Cost of tour operations                                        4,933                           4,933
     Sales & marketing                               24,234           305                          24,539
     Content & product development                   11,029             -                          11,029
     General & administrative                         4,416           346                           4,762
     Depreciation & amortization                     12,935             -          $1,500  A       14,435
                                             -----------------------------                   -------------
     (Loss) income from operations                 (39,481)         1,212                        (39,769)
Interest income & other, net                          1,987             5                           1,992
                                             -----------------------------                   -------------

     (Loss) income before provision for
     income taxes                                  (37,494)         1,217                        (37,777)
Provision for income taxes                               12            46                              58
                                             -----------------------------                   -------------
     Net (loss) income                             (37,506)         1,171                        (37,835)
Accretion of mandatory redeemable
convertible preferred stock                           (765)                                         (765)
                                             -----------------------------                   -------------
     Net (loss) income attributable to
     common stockholders                          $(38,271)        $1,171                       $(38,600)
                                             =============================                   =============

     Pro forma basic & diluted net loss per
     share                                          $(4.15)                                       $(3.86)
                                             ===============                                 =============
     Pro forma weighted average shares
     outstanding                                      9,218                                        10,006
                                             ===============                                 =============




      See accompanying notes to Pro Forma Combined Financial Information.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   (unaudited)
                  For The Nine Months Ended September 30, 2000
                    (in thousands, except per share amounts)



                                                 Launch          The Warped                          Pro
                                               Media, Inc.          Tour      Adjustments           Forma
                                               -----------       ----------   -----------           -----

Net revenues
     Advertising & transaction fees                 $14,938        $2,079         $(1,000) B      $16,017
     Content licensing                                6,456             -                           6,456
     Warped Tour tickets & other                                    4,913                           4,913
     Subscription & other                             1,412             -                           1,412
                                             -----------------------------                   -------------
                                                     22,806         6,992                          28,798

Operating expenses
     Cost of revenues                                 3,958             -                           3,958
     Cost of tour operations                                        5,321                           5,321
     Sales & marketing                               23,504           816          (1,000) B       23,320
     Content & product development                   14,691             -                          14,691
     General & administrative                         7,277           233                           7,510
     Depreciation & amortization                     12,665             -           1,000  A       13,665
                                             -----------------------------                   -------------
     (Loss) income from operations                 (39,289)           622                        (39,667)
Interest income & other, net                          2,110             1                           2,111
                                             -----------------------------                   -------------

     (Loss) income before provision for
     income taxes                                  (37,179)           623                        (37,556)
Provision for income taxes                                6            12                              18
                                             -----------------------------                   -------------
     Net (loss) income                            $(37,185)          $611                       $(37,574)
                                             =============================                   =============

     Pro forma basic & diluted net loss per
     share                                          $(2.74)                                       $(2.63)
                                             ===============                                 =============
     Pro forma weighted average shares
     outstanding                                     13,577                                        14,279
                                             ===============                                 =============




      See accompanying notes to Pro Forma Combined Financial Information.

                NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                                   (unaudited)

     The following adjustments were applied to Launch's historical financial statements and those of The Warped Tour to arrive at the pro forma combined financial information:


          (A) To record amortization of the estimated excess purchase price of $7.5 million over the estimated useful life of 5 years.

          (B)  To eliminate intercompany sales and marketing expenses.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     LAUNCH MEDIA, INC.


Date:  November 14, 2000             By:/s/ Jeffrey M. Mickeal
                                        ----------------------
                                        Jeffrey M. Mickeal
                                        Chief Financial Officer and Secretary

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

23                  Consent of PricewaterhouseCoopers LLP

2 Membership Interest Purchase Agreement dated as of June 12, 2000 by and among Launch, C.C.R.L., Creative Artists Agency, LLC, Codikow & Carroll, P.C., 4 Fini, Inc. and Vans, Inc. (incorporated by reference from Exhibit 2 to Launch's Form 8-K filed on September 14, 2000 with the Securities and Exchange Commission).

99 Press release dated September 7, 2000 announcing the completion of the acquisition (incorporated by reference from Exhibit 99 to Launch's Form 8-K filed on September 14, 2000 with the Securities and Exchange Commission).